                                                                    Exhibit 10.1


                 Second Amended And Restated Credit Agreement

                         Dated as of February 25, 1999

                                     among

                      Wahlco Environmental Systems, Inc.
                                      and
                                Thermatrix Inc.

                                 as Borrowers,

                                      and

                       Wexford Capital Partners II, L.P.
                       Wexford Overseas Partners I, L.P.
                     Wexford Special Situations 1996, L.P.
              Wexford Special Situations 1996 Institutional, L.P.
                    Wexford Special Situations 1996 Limited
                  Wexford-Euris Special Situations 1996, L.P.

                                  as Lenders

                                      and

                            Wexford Management LLC

                           as Agent for the Lenders

                               Table of Contents


                                   Article I
                                  Definitions


                                  Article II
                          Amount and Terms of Credit

2.1.   The Thermatrix Assumption ......................................................... 13
2.2.   Wahlco Confirmation of Obligations ................................................ 13
2.3.   The Loans ......................................................................... 13
2.4.   Thermatrix Security Interest ...................................................... 13
2.5.   Wahlco Security Interest .......................................................... 14
2.6.   Guaranty .......................................................................... 14
2.7.   Issuance of Warrants .............................................................. 14
2.8.   Subordination Agreement ........................................................... 14
2.9.   Optional Prepayment ............................................................... 14
2.10.  Mandatory Prepayment .............................................................. 14
2.11.  Application of Mandatory Prepayments .............................................. 15
2.12.  Payments .......................................................................... 15
2.13.  Receipt of Payments ............................................................... 16
2.14.  Indemnity ......................................................................... 16
2.15.  Access ............................................................................ 16
2.16.  Taxes ............................................................................. 16


                                  Article III
                         Representations and Warranties

3.1.   Corporate Existence: Compliance with Law .......................................... 18
3.2.   Subsidiaries ...................................................................... 18
3.3.   Corporate Power: Authorization: Enforceable Obligations ........................... 18
3.4.   Owned Real Property ............................................................... 19
3.5.   No Material Adverse Change ........................................................ 19
3.6.   Financial Statements .............................................................. 19
3.7.   Ownership of Property:  Liens ..................................................... 20
3.8.   No Default ........................................................................ 20
3.9.   Burdensome Restrictions ........................................................... 20
3.10.  Labor Matters ..................................................................... 20
3.11.  Taxes ............................................................................. 20
3.12.  ERISA ............................................................................. 21
3.13.  No Litigation ..................................................................... 21
3.14.  Patents, Trademarks, Copyrights and Licenses ...................................... 21
3.15.  Liens ............................................................................. 22

3.16.  Business Locations: Agent for Process ............................................. 22
3.17.  Brokers ........................................................................... 22
3.18.  Trade Relations ................................................................... 22
3.19.  Senior Obligations ................................................................ 22
3.20.  No Power of Attorney .............................................................. 22


                                  Article IV
                     Conditions Precedent to Effectiveness

4.1.   Conditions to Loan ................................................................ 22


                                   Article V
                      Financial Statements and Information

5.1.   Reports and Notices ............................................................... 24
5.2.   Communication with Accountants .................................................... 24


                                   Article VI
                             Affirmative Covenants

6.1.   Maintenance of Existence and Conduct of Business .................................. 25
6.2.   Information Covenants ............................................................. 25
6.3.   Payment of Obligations and Charges and Filing of Returns and Reports .............. 28
6.4.   Books and Records ................................................................. 29
6.5.   Litigation ........................................................................ 29
6.6.   Compliance with Law ............................................................... 29
6.7.   Maintenance of Insurance .......................................................... 29
6.8.   Additional Security ............................................................... 30
6.9.   Elimination of Liens .............................................................. 30


                                  Article VII
                              Negative Covenants

7.1.   Mergers Etc. ...................................................................... 30
7.2.   Investments: Loans and Advances ................................................... 31
7.3.   Indebtedness ...................................................................... 32
7.4.   Limitation on Modifications of Indebtedness; Cancellation of Indebtedness ......... 33
7.5.   Maintenance of Business ........................................................... 33
7.6.   Guaranteed Indebtedness ........................................................... 33
7.7.   Hedging Transactions .............................................................. 34
7.8.   Restricted Payments ............................................................... 34
7.9.   ERISA ............................................................................. 34
7.10.  Limitations on Transactions with Affiliates ....................................... 34

                                  Article VIII
                                      Term

8.1.   Survival of Obligations Upon Termination of Financing Arrangement ................. 34


                                   Article IX
                     Events Of Default: Rights And Remedies

9.1.   Events of Default ................................................................. 35
9.2.   Remedies .......................................................................... 37
9.3.   Waivers by Borrowers .............................................................. 37
9.4.   Other Remedies .................................................................... 37


                                   Article X
                                 Miscellaneous

10.1.   Complete Agreement: Modification of Agreement; Assignment by Lenders ............. 38
10.2.   Fees and Expenses ................................................................ 38
10.3.   No Waiver by Lender .............................................................. 39
10.4.   Agency Provisions ................................................................ 40
10.5.   Remedies ......................................................................... 41
10.6.   WAIVER OF JURY TRIAL ............................................................. 41
10.7.   Severability ..................................................................... 41
10.8.   Parties .......................................................................... 41
10.9.   Conflict of Terms ................................................................ 41
10.10.  Authorized Signature ............................................................. 41
10.11.  GOVERNING LAW .................................................................... 41
10.12.  CONSENT TO JURISDICTION .......................................................... 42
10.13.  Notices .......................................................................... 42
10.14.  Consent of Agent ................................................................. 44
10.15.  Sophisticated Borrowers .......................................................... 44
10.16.  WAIVERS BY BORROWERS ............................................................. 44
10.17.  Survival ......................................................................... 45
10.18.  Section Titles ................................................................... 45
10.19.  Counterparts ..................................................................... 45

                        Index of Exhibits and Schedules


Exhibit A                                Environmental Laws
Exhibit B                                Form of General Release
Exhibit C                                Form of Guaranty
Exhibit D                                Form of Mortgage
Exhibit E                                Form of Note
Exhibit F                                Form of Registration Rights Agreement
Exhibit G                                Form of Wahlco Security Agreement
Exhibit H                                Form of Thermatrix Security Agreement
Exhibit I                                Form of UK Security Agreement
Exhibit J                                Form of Stock Pledge Agreement
Exhibit K                                Form of Subordination Agreement
Exhibit L                                Form of Warrant
Exhibit M                                Form of Opinion
Exhibit N                                Form of Officers' Certificate
Exhibit O                                Form of Compliance Certificate
Exhibit P                                Ferguson Transaction Memorandum


                                   Schedules

Schedule 1.5                             Business Payables of Wahlco


                         Borrowers' Disclosure Letter

Schedule 1.68                            Existing Liens
Schedule 3.2                             Significant Subsidiaries
Schedule 3.4                             Owned Real Property
Schedule 3.7                             Leased Real Property
Schedule 3.16                            Business Locations: Agent for Process
Schedule 6.7                             Insurance
Schedule 7.2                             Existing Investments
Schedule 7.3                             Existing Indebtedness
Schedule 10.10                           Authorized Signatures
Schedule 3(B)                            License Agreements Prohibiting Security
                                            Interest

          Second Amended And Restated Credit Agreement, dated as of February 25, 1999 (the "Credit Agreement"), among Wahlco Environmental Systems, Inc., a Delaware corporation ("Wahlco") and Thermatrix Inc., a Delaware corporation ("Thermatrix", and together with Wahlco, the "Borrowers") and Wexford Capital Partners II, L.P., a Delaware limited partnership, Wexford Overseas Partners I, L.P., a Cayman Islands exempted limited partnership, Wexford Special Situations 1996, L.P., a Delaware limited partnership, Wexford Special Situations 1996 Institutional, L.P., a Delaware limited partnership, Wexford Special Situations 1996 Limited, a Cayman Islands exempted company, and Wexford-Euris Special Situations 1996, L.P., a Delaware limited partnership (collectively, the "Lenders"); and Wexford Management LLC, a Connecticut limited liability company, as administrative and collateral agent for the Lenders (the "Agent").

                                   Recitals

          A. Wahlco, the Agent and the Lenders are party to an amended and restated credit agreement, dated January 30, 1998 (the "1998 Credit Agreement"), under which Wahlco has borrowed funds from time to time in the total principal amount of $1,571,232.88.

          B. Wahlco also has borrowed funds through a non-committed line of credit with The Chase Manhattan Bank ("Chase"), arranged, guaranteed and fully collateralized by the Lenders (the "Chase Facility") and is obligated to repay amounts owing under note numbers: 10 in the principal amount of $150,000, 11 in the principal amount of $3,125,000, and 12 in the principal amount of $100,000 (the "Chase Notes"), issued to Chase by the Company under the Chase Facility.

          C. On January 13, 1999, pursuant to an Agreement and Plan of Merger, dated November 9, 1998 (the "Merger Agreement"), among Wahlco, Thermatrix and TMX Acquisition Sub I, Inc., a wholly owned subsidiary of Thermatrix ("Merger Sub"), Merger Sub merged with and into Wahlco (the "Merger"), and Wahlco became a wholly owned subsidiary of Thermatrix at the effective time of the Merger (the "Effective Time").

          D. In connection with the Merger, Thermatrix agreed to guaranty to the Lenders and the Agent the obligations of Wahlco to the Lenders and to Chase under the 1998 Credit Agreement and the Chase Facility (the "Thermatrix Guaranty") and to grant to the Lenders a security interest in all existing and future Assets of Thermatrix (the "Original Thermatrix Security Agreement").

          E. On January 22, 1999, the Agent, on behalf of the Lenders, purchased the Chase Notes from Chase, including the right to receive all accrued and unpaid interest thereon.

          F. The parties now wish to replace the Thermatrix Guaranty, the 1998 Credit Agreement and the Chase Notes by amending and restating all of the terms thereof in this Credit Agreement, pursuant to which Thermatrix will become a co-obligor with Wahlco (who shall remain jointly and severally liable) for all of such obligations.

          G. As a further condition to the Lenders' execution and delivery of this Credit Agreement, Thermatrix has agreed to amend and restate the Original Thermatrix Security Agreement to confirm its grant to the Lenders of a security interest in all existing and future Assets of Thermatrix (the "Thermatrix Security Agreement"), Wahlco has agreed to amend and restate the Original Wahlco Security Agreement to confirm its grant to the Lenders of a security interest in all existing and future Assets of Wahlco (the "Wahlco Security Agreement"), and Thermatrix and Wahlco have agreed to cause their Significant Subsidiaries to enter into the Guaranty and to grant and/or to cause the Significant Subsidiaries to grant to the Lenders additional security interests and mortgages in all existing and future Assets of the Borrowers and the Significant Subsidiaries.

          Now, Therefore, all of the parties hereto agree that the 1998 Credit Agreement, the Chase Notes and the Thermatrix Guaranty are hereby amended and restated in their entirety upon the following terms and conditions:


                                   Article I
                                  Definitions

          In addition to the defined terms appearing above, capitalized terms used in this Credit Agreement shall have the following respective meanings when used herein:

          1.1.  Intentionally Left Blank.

          1.2. "Affiliate" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, or (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

          1.3. "Ancillary Agreements" shall mean all those agreements as to which Borrowers, the Lenders or the Agent is a party or a beneficiary on the Closing Date with respect to any of the transactions contemplated by the Loan Documents; provided that the Merger Agreement and the documents executed in connection with the transactions contemplated thereby are not Ancillary Agreements.

          1.4. "Assets" means all of the assets of the Borrowers and the Significant Subsidiaries as of and from time to time after the Closing Date.

          1.5.  "Asset Restoration Amount" shall have the meaning set forth in
Section 2.10(c).

          1.6. "Asset Sale" means the sale, transfer or other disposition, to the extent consummated after the Closing Date, by the Borrower or any of the Significant Subsidiaries to any Person other than the Borrower or any of its wholly owned subsidiaries of any Asset of the Borrower or such Subsidiary, except for (a) transactions included in the definition of Net Financing Proceeds and (b) sales of inventory in the ordinary course of business.

          1.7. "Borrowers" shall mean Wahlco Environmental Systems, Inc., a Delaware corporation having an office at 3600 West Segerstrom Avenue, Santa Ana, California 92704-6495 and Thermatrix Inc., a Delaware corporation having an office at 308 North Peters Road, Suite 100, Knoxville, TN 37922.

          1.8. "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

          1.9. "Capital Expenditures" shall mean all payments for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and which are required to be capitalized under GAAP.

          1.10. "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than, in the case of a Borrower or a Subsidiary, any such lease under which a Borrower or such Subsidiary is the lessor.

          1.11. "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

          1.12.  "Cash" means currency or a credit balance in an Account.

          1.13.  "Cash Equivalents" shall have the meaning assigned to it in
Section 7.2 hereof.

          1.14. "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) taxes, levies, assessments, charges, liens, claims or encumbrances, as well as, in each case, all liabilities (including, without limitation, penalties and interest) that may arise with respect thereto, that are imposed in connection with or otherwise relate to (i) the Collateral, (ii) the Obligations,
(iii) either Borrowers' or any of their respective Subsidiaries' employees, payroll, income and profits or gross receipts, (iv) either Borrowers' or any of their respective Subsidiaries' ownership or use of any of its Assets, or (v) any other aspect of either Borrowers' or any of the Subsidiaries' business.

          1.15.  "Chase" means The Chase Manhattan Bank.

          1.16.  "Chase Facility" has the meaning set forth in recital paragraph
B.

          1.17.  "Chase Notes" has the meaning set forth in recital paragraph B.

          1.18. "Closing Date" shall mean February 25, 1999 or such later date as all of the conditions to effectiveness set forth in Section 4.1 hereof have been satisfied or waived.

          1.19. "Code" shall mean the Uniform Commercial Code of the jurisdiction with respect to which such term is used, as in effect from time to time.

          1.20. "Collateral" shall mean the collateral covered by the Security Agreements, the Mortgages and the Pledged Collateral covered by the Stock Pledge Agreements (as such term is defined therein).

          1.21. "Collateral Documents" shall mean the Security Agreements, the Mortgages and the Stock Pledge Agreement.

          1.22. "Commission" means the Securities and Exchange Commission or any successor thereto.

          1.23.  "Commitment Termination Date" shall mean the Closing Date.

          1.24. "Compensation" shall mean, with respect to any Person, all payments and accruals commonly considered to be compensation, including, without limitation, all wages, salary, deferred payment arrangements, bonus payments and accruals, profit sharing arrangements, payments in respect of stock option or phantom stock option or similar arrangements, stock appreciation rights or similar rights, incentive payments, pension or employment benefit contributions or similar payments, made by Borrowers to or accrued for the account of such Person or otherwise for the direct or indirect benefit of such Person.

          1.25. "Credit Agreement" shall mean this Second Amended and Restated Credit Agreement, and all amendments, modifications and supplements hereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to this Credit Agreement as the same may be in effect at the time such reference becomes operative.

          1.26. "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

          1.27. "Effective Time" shall have the meaning set forth in recital paragraph C.

          1.28. "Environmental Laws" shall mean any and all federal, State, local and foreign statutes, laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges, migrations or releases of pollutants, contaminants, Hazardous Substances or wastes (including solid wastes) into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes (including solid wastes) or the clean-up or other remediation thereof, including, without limitation, as listed on Exhibit A hereto.

          1.29. "Environmental Liabilities" means all liabilities, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, arising from or in connection with any actual or asserted Release or other violation of any Environmental Law by any Loan Party.

          1.30. "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

          1.31.  "Event of Default" shall have the meaning assigned to it in
Section 9.1 hereof.

          1.32.  "Extension Fee" shall have the meaning set forth in Section
1.56.

          1.33.  "Financials" shall mean the financial statements referred to in
Section 3.6 hereof.

          1.34. "Financing Proceeds" means the Cash or Cash Equivalents (other than Net Cash Proceeds) received by either Borrower or any Subsidiary, directly or indirectly, from any financing transaction of whatever kind or nature, including without limitation from any incurrence of Indebtedness from any mortgage or pledge of an Asset or interest therein (including any transaction which is the substantial equivalent of a mortgage or pledge), from any lease to a third party and a pledge of the lease payments due thereunder to secure Indebtedness, from any joint venture arrangement, from any exchange of Assets and a sale of the Assets received in such exchange, and any arrangement or technique whereby either Borrower and its Subsidiaries obtains Cash in respect of an Asset, net of direct costs associated therewith. Financing Proceeds shall not include any amounts received by Borrowers or any Subsidiary in respect of
(a) the Loans, (b) transactions between any of either Borrower and its wholly owned Subsidiaries, (c) up to $1.5 million of subordinated or unsecured Indebtedness of either Borrower or any Subsidiary or (d) any sale of Stock of, or any equity interest in, either Borrower or any Subsidiary.

          1.35. "Fiscal Year" shall mean the calendar year. Subsequent changes of the fiscal year of either Borrower shall not change the term "Fiscal Year," unless the Agent shall consent in writing to such changes.

          1.36. "GAAP" shall mean generally accepted accounting principal in the United States of America as in effect from time to time.

          1.37. "General Release" shall mean the general release, dated February 25, 1999, substantially in the form of Exhibit B hereto.

          1.38. "Governmental Authority" shall mean any nation or government, any state or other policy subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          1.39. "Guaranteed Indebtedness" shall mean as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

          1.40. "Guarantor" shall mean each of parties identified as a "Guarantor" in the Guaranty.

          1.41. "Guaranty" shall mean the Guaranty, dated as of the date hereof and substantially in the form of Exhibit C hereto, by the Guarantors in favor of the Lenders and the Agent.

          1.42. "Hazardous Materials" means all pollutants, contaminants or chemical, industrial, hazardous or toxic materials, substances, constituents or wastes, including, without limitation, asbestos, or asbestos-containing materials, polychlorinated biphenyls and petroleum, oil, or petroleum or oil products, derivatives or constituents, including, without limitation, crude oil or any fraction thereof, or any other material, waste, chemical, substance or constituent subject to regulation under any Environmental Law.

          1.43. "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations,
(v) all Guaranteed Indebtedness, (vi) all Indebtedness referred to in clause
(i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) the Obligations, and (viii) all liabilities under Title IV of ERISA.

          1.44.  "Initial Interest Payment" shall have the meaning set forth in
Section 2.12(b).

          1.45. "Inventory" shall mean any and all now owned or hereafter acquired inventory, goods, merchandise, and other tangible personal property intended for sale or lease, in the custody or possession, actual or constructive, of either Borrower or any of the Significant Subsidiaries, or in transit to either Borrower or any of the Significant Subsidiaries, including such inventory as is on consignment to third parties, leased to customers of either Borrower or any of the Significant Subsidiaries, or otherwise temporarily out of the custody or possession of either Borrower or any of the Significant Subsidiaries.

          1.46. "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

          1.47. "IRS" shall mean the Internal Revenue Service, or any successor thereto.

          1.48. "Leased Real Property" shall mean each parcel of real property and any interest therein (together with any structures, improvements, easements and other rights on or appurtenant thereto) that either Borrower or any Subsidiary occupies, uses or otherwise has rights to pursuant to a lease, license, occupancy agreement or other agreement, each accurately identified and described on Schedule 3.7 of the Disclosure Letter.

          1.49. "Lenders" shall mean the initial Lenders defined in the Preamble, and adding or substituting any assignees or alternate lender or lenders the Lenders may from time to time nominate by written notice to the Borrowers in accordance with Section 10.1(b).

          1.50. "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

          1.51. "Loans" shall mean the sum of (i) borrowings previously made under the 1998 Credit Agreement or the Chase Facility in the amount of $4,946,232.88, (ii) the obligation in respect of the Initial Interest Payment in the amount of $70,433.40, (iii) the obligation in respect of the payables of Wahlco listed on Schedule 1.51 hereto in the amount of $84,747.03 (iv) the obligation in respect of the transaction fee in the amount of $100,000 (the "Transaction Fee"), (v) the obligation in respect of the expense reimbursement payment in the amount of $325,000, and (vi) the obligation in respect of all accrued and unpaid interest due and payable under the 1998 Credit Agreement and the Chase Notes in the amount of $194,172.33, all of which are now outstanding principal amounts hereunder as of the date hereof and are collectively evidenced by the Note issued and delivered under the terms and conditions of this Credit Agreement.

          1.52. "Loan Documents" shall mean this Credit Agreement, the Note, the Guaranty, the Collateral Documents, the Registration Rights Agreement, the Warrant, those other Ancillary Agreements as to which the Lenders or the Agent is a party or a beneficiary on the Closing Date, and all other agreements, instruments, documents and certificates, including, without limitation, pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of either Borrower or any of their respective Affiliates, or any employee of either Borrower or any of their respective Affiliates, and delivered to the Agent or any Lender in connection with this Credit Agreement or the transactions contemplated hereby, and all amendments or supplements to any of the foregoing.

          1.53. "Loan Party" shall mean each of the Borrowers and/or each Significant Subsidiary.

          1.54.  "Loss Proceeds" shall have the meaning set forth in 2.10(c).

          1.55.  "Material Adverse Effect" shall mean material adverse effect on
(i) the condition (financial or otherwise), operations, performance, properties, Assets, business or prospects of the Borrowers and the Significant Subsidiaries taken as a whole, (ii) Borrowers' and the Significant Subsidiaries' collective ability to pay or perform the Obligations in accordance with the terms thereof or (iii) the Liens on the Collateral or the priority of any such Lien.

          1.56. "Maturity Date" shall mean August 24, 1999, or if Borrowers shall have provided notice to the Agent in writing at least three business days before such time, and shall have paid a fee of $100,000 (the "Extension Fee"), November 22, 1999.

          1.57. "Merger", "Merger Sub" and "Merger Agreement" shall have the meanings set forth in recital paragraph C.

          1.58. "Mortgages" means the mortgages or deeds of trust, security agreements and fixture filings creating and evidencing a Lien on each parcel of Owned Real Property described therein dated as of the date thereof and made by the owner of the applicable Owned Real Property for the benefit of the Agent, as mortgagee, assignee and secured party, as the same may at any time be amended or supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof, substantially in the form of the Mortgage attached as Exhibit D hereto.

          1.59. "1998 Credit Agreement" shall have the meaning set forth in recital paragraph A.

          1.60. "Net Cash Proceeds" means with respect to any Asset Sale or multiple Asset Sales to one Person or a group of related Persons, any aggregate payments of Cash or Cash Equivalents in excess of $1,000.00 received by either Borrower and/or any Subsidiary, as the case may be, from any such Asset Sales, net of direct expenses of such sales, net of taxes (including income taxes and transfer taxes) and net of repayment of Indebtedness or Capital Leases in each case secured by a Lien on the Asset subject to such Asset Sale; provided, however, that with respect to taxes, expenses shall only include taxes to the extent that taxes are payable in cash with respect to the current year; and provided, further, that Net Cash Proceeds shall not include any amounts or items included in the definition of Financing Proceeds or Net Financing Proceeds; and provided, further, that no sales commissions or other fees shall be paid to any Affiliate of either Borrower or any Subsidiary.

          1.61. "Net Financing Proceeds" means Financing Proceeds, net of direct expenses (including underwriting discounts and commissions, and other costs and expenses directly associated therewith paid to any unaffiliated third party) of the transaction and net of taxes (including income taxes) paid or payable in cash with respect to the current year as a result of the transaction generating such Financing Proceeds.

          1.62. "Note" shall mean the promissory note, substantially in the form of Exhibit E hereto, evidencing the obligations of the Borrowers hereunder.

          1.63. "Obligations" shall mean all loans, advances, debts, liabilities, and other obligations for monetary amounts (whether or not such amounts are liquidated, contingent or otherwise determinable) owing by either Borrower or any of their respective Subsidiaries or all of them to the Agent or any Lender, or any Subsidiary or Affiliate of the Agent or a Lender, and all covenants, duties and obligations regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under this Credit Agreement or any of the other Loan Documents, whether at maturity or by prepayment, acceleration, declaration of default or otherwise, including, without limitation, the principal amount of the Loans, as well as all interest thereon (including all amounts owed in respect of interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Loan Party), and all charges, costs, expenses, attorneys' fees and any other sum chargeable to either Borrower or any or all of their respective Subsidiaries under any of the Loan Documents.

          1.64. "Original Thermatrix Security Agreement" shall have the meaning set forth in recital paragraph D.

          1.65. "Original Wahlco Security Agreement" shall have the meaning set forth in Section 1.78.

          1.66. "Overdue Rate" shall have the meaning set forth in Section 2.12(b).

          1.67. "Owned Real Property" shall mean each parcel of real property and any interest therein (together with any structures, improvements, easements and other rights on or appurtenant thereto owned by either Borrower or any Subsidiary) owned by either Borrower or any Subsidiary, identified and described on Schedule 3.4 of the Disclosure Letter.

          1.68.  "Permitted Encumbrances" shall mean the following encumbrances:
(i) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Credit Agreement; (ii) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or equipment or leases to which either Borrower or any of their respective Subsidiaries is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of either Borrower or any of their respective Subsidiaries; (v) deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which either Borrower or any of their respective Subsidiaries is a party, (vi) Liens (1) upon or in any equipment acquired or held by Borrowers to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (2) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired, accessions thereto, replacements thereof, substitutions therefor and improvements thereon, and the proceeds of such equipment; (vii) leases or subleases and licenses and sublicenses granted to others in the ordinary course of business, and any interest or title of a lessor or licensor under any such lease or license, in each case which do not have or could not reasonably be expected to have an Material Adverse Effect; (viii) Liens on assets (including the proceeds thereof and accessions thereto) that existed at the time such assets were acquired by Borrowers; provided such Liens are not granted in contemplation of or in connection with the acquisition of such asset by Borrowers; (ix) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances existing as of the date hereof affecting real property; provided that the same do not have or could not reasonably be expected to have a Material Adverse Effect; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods; (xi) Liens which constitute rights of set-off of a customary nature or banker's Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business; (xii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the types described above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and (xiii) Liens existing on the date hereof set forth in Schedule 1.68 of the Disclosure Letter.

          1.69. "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          1.70. "Plan" shall mean, with respect to either Borrower or any ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which either Borrower or any of their respective Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          1.71. "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated the date hereof, between the Agent and Thermatrix, substantially in the form of Exhibit F hereto, as it may be amended from time to time.

          1.72. "Release" means the intentional or unintentional spilling, leaking, disposing, discharging, emitting, depositing, injecting, leaching, escaping, or any other release or threatened release, however defined, of any Hazardous Materials, except in compliance with all applicable Environmental Laws.

          1.73. "Reserves" shall mean such reserves for doubtful accounts, returns, allowances and the like as may be established by either Borrower or any Subsidiary or as may otherwise be required in accordance with GAAP.

          1.74. "Responsible Officer" shall mean the Chief Executive, Chief Operating or Chief Financial Officer of Thermatrix or Wahlco, as applicable.

          1.75. "Restricted Lease" shall mean, as at any date, any lease of property (whether real, personal or mixed) other than Capital Leases.

          1.76. "Restricted Payment" shall mean (i) the declaration of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or Assets in respect of either Borrower's Stock or (ii) any payment on account of the purchase, redemption or other retirement of either Borrower's Stock or any other payment or distribution made in respect thereof, either directly or indirectly.

          1.77. "SEC Documents" means each report or filing made by either Borrower with the Commission.

          1.78. "Security Agreements" shall mean the Wahlco Security Agreement, dated February 25, 1999, attached as Exhibit G hereto, which amends and restates the Security Agreement dated as of July 25, 1995, between Wahlco and WESAC, as amended by the First Amendment thereto (the "Original Wahlco Security Agreement"), the Thermatrix Security Agreement, dated as of February 25, 1999, attached as Exhibit H hereto, which amends and restates the Original Thermatrix Security Agreement, and the Debentures, each dated as of February 25, 1999, a form of which is attached as Exhibit I hereto (the "UK Security Agreement").

          1.79.  "Significant Subsidiaries" shall mean the entities set forth on
Schedule 3.2.

          1.80. "Stock" shall mean all shares, options, warrants, general or limited partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

          1.81. "Stock Pledge Agreement" shall mean the Stock Pledge Agreement, dated February 25, 1999, attached hereto as Exhibit J, which amends and restates the stock pledge agreement dated as of July 25, 1995, between Wahlco and WESAC, as amended by the First Amendment thereto dated January 30, 1998.

          1.82. "Subordination Agreement" shall mean the Agreement, dated February 25, 1999, between the Agent and Venture, substantially in the form of Exhibit K hereto.

          1.83. "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (b) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

          1.84. "Transaction Fee" shall have the meaning set forth in Section 1.51.

          1.85. "Thermatrix Guaranty" shall have the meaning set forth in recital paragraph D.

          1.86. "Thermatrix Security Agreement" shall have the meaning set forth in recital paragraph G.

          1.87. "Venture" shall mean the Venture Banking Group, a division of Cupertino National Bank

          1.88. "Wahlco Security Agreement" shall have the meaning set forth in recital paragraph G.

          1.89. "Warrant" means a warrant to purchase 450,000 shares of Thermatrix common stock, par value $.001 per share substantially in the form attached hereto as Exhibit L.

          1.90.  Accounting Terms. Any accounting term used in this Credit
                 ----------------
Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in this Credit Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Credit Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Credit Agreement.

          1.91.  Gender. Wherever from the context it appears appropriate, each
                 ------
term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.


                                  Article II
                          Amount and Terms of Credit

          2.1.  The Thermatrix Assumption.  Effective upon the execution and
                -------------------------
delivery of this Credit Agreement, Thermatrix hereby assumes and agrees to perform, pay, discharge and comply with, as a joint and several obligor with Wahlco, all of the covenants, conditions, agreements, terms, obligations and restrictions to be performed or complied with on the part of Wahlco under (a) the 1998 Credit Agreement and (b) the Chase Notes (in each case as amended and restated and now set forth in this Credit Agreement) and (c) all other Obligations under this Credit Agreement now existing or hereafter arising, and agrees to pay and perform such obligations in accordance with the terms hereof.

          2.2.  Wahlco Confirmation of Obligations.  Wahlco acknowledges,
                ----------------------------------
agrees and confirms that notwithstanding the agreements of Thermatrix under
Section 2.1, Wahlco remains fully liable for, and shall hereafter be a joint and several obligor with Thermatrix of, all of the obligations under (a) the 1998 Credit Agreement and (b) the Chase Notes (in each case as amended and restated and now set forth in this Credit Agreement), and (c) all other Obligations under this Credit Agreement now existing or hereafter arising, and agrees to pay and perform such obligations in accordance with the terms hereof.

          2.3.  The Loans.  Upon the terms and subject to the conditions
                ---------
hereof, the Lenders shall cancel any notes representing obligations under the 1998 Credit Agreement and the Chase Notes as of the Closing Date, which loans, together with the other Obligations described in Section 1.51 hereof, shall be represented from and after the Closing Date by the Note. The Agent shall deliver such canceled Notes to the Borrowers on the Closing Date and shall deliver the canceled Chase Notes to the Borrowers promptly after the Agent receives the Chase Notes from Chase in accordance with the terms of the Note Purchase Agreement dated January 22, 1999 between the Agent and Chase.

          2.4.  Thermatrix Security Interest.  To secure its prompt payment
                ----------------------------
and performance to the Agent and the Lenders of the Obligations, on the Closing Date, (a) Thermatrix shall execute and deliver to the Agent the Thermatrix Security Agreement, (b) Thermatrix shall execute and deliver to the Agent and cause the Significant Subsidiaries that are party thereto to execute and deliver to the Agent the UK Security Agreements and (c) Thermatrix shall execute and deliver to the Agent the Stock Pledge Agreement, granting to the Agent and the Lenders, a continuing security interest and Lien in all of the present and future property of

Thermatrix and its Significant Subsidiaries, each effective upon the execution and delivery of this Credit Agreement.

          2.5.  Wahlco Security Interest.  To secure prompt payment and
                ------------------------
performance to the Agent and the Lenders of the Obligations, on the Closing Date, (a) Wahlco shall execute and deliver to the Agent the Wahlco Security Agreement, (b) Wahlco shall cause the Significant Subsidiaries that are party thereto to execute and deliver to the Agent the UK Security Agreement and the Mortgages and (c) Wahlco shall execute and deliver to the Agent and cause the Significant Subsidiaries that are party thereto to execute and deliver to the Agent the Stock Pledge Agreement, granting to the Agent and the Lenders, a continuing security interest and Lien in all of the present and future property of Wahlco and its Significant Subsidiaries, each effective upon the execution and delivery of this Credit Agreement

          2.6.  Guaranty.  On the Closing Date, the Borrowers shall cause each
                --------
Significant Subsidiary to execute and deliver to the Agent the Guaranty, guaranteeing the Obligations of the Borrowers hereunder, effective upon the execution and delivery of this Credit Agreement.

          2.7.  Issuance of Warrant.  On the Closing Date, Thermatrix shall
                -------------------
execute and deliver the Registration Rights Agreement and issue the Warrant to the Agent on behalf of the Lenders, effective upon the execution and delivery of this Credit Agreement.

          2.8.  Subordination Agreement.  On the Closing Date, Venture and the
                -----------------------
Agent shall enter into the Subordination Agreement, effective upon the execution and delivery of this Credit Agreement.

          2.9.  Optional Prepayment. Borrowers shall have the right at any time
                -------------------
to prepay the Loans.

          2.10.  Mandatory Prepayment.  (a)  At any time that the Borrowers
                 --------------------
and/or any Subsidiary shall have received Net Cash Proceeds that, together with all other Net Cash Proceeds previously received by Borrowers and/or any Subsidiary and not remitted to the Agent, equal or exceed $25,000, the Borrowers shall immediately remit to the Agent an amount equal to 100% of all such Net Cash Proceeds; provided, however, that with respect to any Net Cash Proceeds from any damage to, or loss, destruction or condemnation of Assets, Section 2.10(c) will govern.

          (b) Immediately upon receipt by either Borrower and/or any Significant Subsidiary of any Financing Proceeds, the Borrowers shall remit to the Agent an amount equal to 100% of the Net Financing Proceeds.

          (c) As promptly as practicable, but in any event within two Business Days of the date of receipt by either Borrower and/or any Significant Subsidiaries of any proceeds due to damage to, or loss, destruction or condemnation of Assets net of actual out-of-pocket costs of recovery (collectively, "Loss Proceeds"), the Borrower shall remit to the Agent an amount equal to 100% of such Loss Proceeds, excluding such portion, if any, of such proceeds (such portion, the "Asset Restoration Amount") that the Borrowers represent to the Agent in writing will be used within 90 days of receipt of such Loss Proceeds (or such longer period as may be consented to by the Agent) for rebuilding, repairing or replacing the damaged, destroyed or condemned Assets with productive assets of a kind then used or usable in the business of Borrowers and their Subsidiaries; provided, however, that if such property constituted Collateral, any such replacement property shall be made subject to the Lien of the Security Documents; and provided further that if such proceeds are not put to such use within such 90-day period, the Borrower shall remit to the Agent an amount equal to 100% of such Loss Proceeds not so utilized.

          (d) As promptly as possible, but in any event within two Business Days following receipt by either Borrower and/or any Significant Subsidiary of any tax refund which is not required to be promptly applied by the Borrower and/or any of its Subsidiaries to the payment of future tax liabilities, the Borrower shall remit to the Agent an amount equal to 100% of the aggregate amount of such tax refunds in excess of $100,000.

          2.11.  Application of Mandatory Prepayments.  Prepayments under
                 ------------------------------------
Section 2.9 and 2.10 shall be applied without penalty or premium, in the following manner: first, to any unpaid fees and expenses due to the Agent or Lenders hereunder, second to accrued and unpaid interest on the Loans and last to the outstanding principal amount of the Loans.

          2.12.  Payments.  The Obligations shall be payable as follows:  (a)
                 --------
Principal.   Subject to the terms of subsection 2.9 and 2.10 hereof, all
---------
principal shall be due and payable upon the earliest of (a) the occurrence of an Event of Default in consequence of which the Agent elects to accelerate the maturity and payment of the Obligations, or (b) the Maturity Date.

          (b)  Interest.  The unpaid principal balance of the Loans shall bear
               --------
interest at the rate of 13% per annum until maturity, and any Obligation not paid when due shall bear interest at the rate of 16% per annum (the "Overdue Rate"), in either case based upon a year of 365 days for actual days elapsed. Interest shall be payable monthly in advance. The amount of the initial interest payment for the period from the Closing Date through March 31, 1999 in the amount of $70,433.40 (the "Initial Interest Payment") will be included in outstanding principal amount of the Loans represented by the Note as of the Closing Date.

          (c)  Costs, Fees and Charges.  Costs, fees and Charges payable
               -----------------------
pursuant to this Agreement shall be payable by Borrowers as and when provided in
Section 10.2 hereof, to the Agent.

          (d)  Other Obligations.  The balance of the Obligations requiring the
               -----------------
payment of money, if any, shall be payable by Borrower to the Agent as and when provided in this Credit Agreement or any Loan Document, or on demand, whichever is later.

          (e)  No Right of Set Off. The Borrowers shall have no right to set off
               -------------------
any amounts owed, under this Credit Agreement against any amounts, if any, owed or claimed to be owed, now or in the future to either of the Borrowers or any Subsidiary, Affiliate or other person by the Agent or any Lender or any of their Affiliates resulting from any claims, rights, damages, demands, causes of action or liabilities of any nature whatsoever, known or unknown, contingent or fixed, whether due or to become due, that any Borrower has had, now has or may have at any future time by reason of any cause, matter or thing whatsoever, directly or indirectly, including, without limitation, relating to the Merger Agreement or the transactions contemplated thereby. Borrowers jointly and severally agree that, as of the date of this Credit Agreement, their obligations under this Credit Agreement are not subject to defenses against the Agent or the Lenders other than defenses that may arise under this Credit Agreement or any other Loan Document. Borrowers further jointly and severally agree that their obligations under this Credit Agreement shall not be subject to any counterclaims against the Agent or the Lenders of any kind except a compulsory counterclaim; provided, however, that notwithstanding the foregoing, nothing contained in this Credit Agreement shall be construed as a waiver of Thermatrix's right to raise claims or seek damages or other remedies, if any, arising under the Merger Agreement.

          2.13.  Receipt of Payments. Borrowers shall make each payment under
                 -------------------
this Credit Agreement not later than 3:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to Lenders' depository bank as designated by the Agent on behalf of the Lenders from time to time for deposit in Lenders' depository account. For purposes only of computing interest hereunder, all payments shall be applied by Lenders on the day payment has been credited by Lenders' depository bank to Lenders' account in immediately available funds.

          2.14.  Indemnity.  Borrowers shall indemnify and hold Lenders and
                 ---------
the Agent harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any of them as the result of either of them having entered into any of the Loan Documents or extended credit hereunder; provided, however, that Borrowers shall not be liable for such indemnification to any Lender or the Agent to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from such Lender's or the Agent's gross negligence or willful misconduct.

          2.15.  Access. The Agent, the Lenders and any of their officers,
                 ------
employees and/or agents shall have the right, exercisable as frequently as the Agent or the Lenders reasonably determine to be appropriate, during normal business hours (or at such other times as may reasonably be requested by the Agent and the Lenders), to inspect the properties and facilities of Borrowers and the Subsidiaries and to inspect, audit and make extracts from all of Borrowers' and such Subsidiaries' records, files and books of account. Borrowers shall deliver any document or instrument reasonably necessary for the Agent and the Lenders, as any of them may reasonably request, to obtain records from any service bureau maintaining records for Borrowers or their respective Subsidiaries, and shall maintain duplicate records or supporting documentation on paper or other media, including, without limitation, computer tapes and discs owned by Borrowers and their respective Subsidiaries. Each Borrower shall instruct its and their respective Subsidiaries' banking and other financial institutions to make available to the Agent and the Lenders such information and records as the Agent and Lenders may reasonably request.

          2.16.  Taxes.  (a) Any Lender that is organized in a jurisdiction
                 -----
other than the United States and that expects to receive a payment under this Credit Agreement (including, initially, Wexford Overseas Partners I and Wexford Special Situations 1996 Limited) (each a "Non-U.S. Lender") shall provide a properly completed IRS Form W-8 (or any applicable substitute or successor form) to the Borrowers and the Agent. In addition, each Non-U.S. Lender that is a partnership shall cause the partners of such Non-U.S. Lender, in accordance with applicable Treasury Regulations promulgated pursuant to the IRC, to provide a properly completed IRS Form W-8 or Form W-9 (or, in each case, any applicable substitute or successor form), as appropriate, to the Borrowers and the Agent.

          (b) The Agent, the Lenders and the Borrowers agree that interest payments made under this Credit Agreement and received by Non-U.S. Lenders are, as of the date hereof, eligible for the "portfolio interest exception" set forth under IRC Section 871(h) provided that (1) each such Non-U.S. Lender satisfies the documentation requirements set forth in Section 2.16(a) above, (2) no Non-U.S. Lender is a "10-percent shareholder" within the meaning of IRC Section 871(h)(3) and each Non-U.S. Lender hereby represents that it is not such a shareholder, (3) no Non-U.S. Lender is a controlled foreign corporation which is related to the Borrowers (within the meaning of IRC Section 864(d)(4)) and each Non-U.S. Lender hereby represents that it does not have such status, and (4) no Non-U.S. Lender is considered to be a bank where this Credit Agreement would constitute an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of IRC
Section 881(c)(3)(A) and each Non-U.S. Lender hereby represents that it does not have such status.

          (c) The Borrower shall maintain a registry, in accordance with United States Treasury Regulation Section 5f.103-1(c)(1) and (2), evidencing its obligation to pay principal and interest to the Lender pursuant to the Loan Agreement. Such registry shall represent the record of ownership and right to receive principal and interest pursuant to the Credit Agreement and the Notes. Subject to the other restrictions and limitations of this Credit Agreement and the Notes, each Lender shall (in accordance with Section 10.1(b) of this Credit Agreement) notify the Borrowers in writing of any transfer or assignment of the right to receive principal and interest under this Credit Agreement and the Notes and such transfer or assignment shall be effected by the Borrower only through an appropriate entry in the registry. In the event of any such transfer, the Borrowers hereby covenant to make the appropriate entry in the registry.

                                  Article III
                        Representations and Warranties

     To induce each Lender to make the Loans, as herein provided for, except as set forth in the Disclosure Letter, Borrowers make the representations and warranties to Lenders set forth in 3.1, 3.2, 3.3 and 3.4 hereof, and Thermatrix makes the representations and warranties to Lenders set forth in Sections 3.5 through 3.23, each and all of which shall be true and correct as of the date hereof, and shall survive the execution and delivery of this Credit Agreement; provided, however, that with respect to representations and warranties regarding Wahlco and its direct or indirect Subsidiaries, such representations and warranties are to the knowledge of Borrowers.

          3.1.  Corporate Existence: Compliance with Law.  Each Borrower and
                ----------------------------------------
each Significant Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of its incorporation or organization; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing could not reasonably be expected to have a Material Adverse Effect); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct except for such licenses, permits, consents or approvals as to which the failure to obtain could not reasonably be expected to have a Material Adverse Effect; (v) is in compliance with its certificate or articles of incorporation and by-laws or other constitutive documents; and (vi) is in compliance with all applicable provisions of law where the failure to comply would have a Material Adverse Effect.

          3.2.  Subsidiaries.  Each of the Significant Subsidiaries is
                ------------
disclosed on Schedule 3.2.

          3.3.  Corporate Power: Authorization: Enforceable Obligations.  The
                -------------------------------------------------------
execution, delivery and performance by Borrowers and the Significant Subsidiaries of the Loan Documents, Ancillary Agreements and all instruments and documents to be delivered by Borrowers and the Significant Subsidiaries, to the extent they are parties thereto, hereunder and thereunder and the creation of all Liens provided for herein and therein: (i) are within Borrowers' and the Significant Subsidiaries' corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of Borrowers' or the Significant Subsidiaries' respective certificates or articles of incorporation or by-laws or other constitutive documents; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the material breach or termination of, constitute a material default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrowers or any of the Significant Subsidiaries is a party or by which Borrowers or any of the Significant Subsidiaries or any of their property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of Borrowers or any of the Significant Subsidiaries other than those in favor of the Agent and the Lenders, all pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person. At or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered for the benefit of or on behalf of Borrowers or the Significant Subsidiaries, as the case may be, and each shall then constitute a legal, valid and binding obligation of each Borrower or the Significant Subsidiaries, to the extent they are parties thereto, enforceable against them in accordance with its terms except (i) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and (ii) as such enforceability may be limited by general principles of equity, regardless of whether asserted in a proceeding in equity or law.

          3.4.  Owned Real Property.  As indicated on Schedule 3.4 of the
                -------------------
Disclosure Letter, one of the Borrowers or a Significant Subsidiary owns and holds good and marketable fee simple title to each parcel of Owned Real Property.

          3.5.  No Material Adverse Change.  Since January 13, 1999, there has
                --------------------------
not been any change in the condition (financial or otherwise), operations, performance, properties, Assets, business or prospects of Wahlco and the Significant Subsidiaries, taken as a whole, has had, or could reasonably be expected to have, a Material Adverse Effect.

          3.6.  Financial Statements.  (a)  All of the following balance
                --------------------
sheets and statements of income, retained earnings and cash flows of Thermatrix, copies of which have been furnished to Lenders prior to the date of this Credit Agreement, have been, except as noted therein, prepared in conformity with GAAP consistently applied throughout the periods involved and present fairly, respectively, the consolidated financial position of Thermatrix in each case at the dates thereof, and the results of operations and cash flows for the periods then ended (as to the unaudited interim financial statements, subject to normal year-end audit adjustments):

          (i) the unaudited consolidated balance sheet of Thermatrix at November 30, 1998, and the balance sheet, consolidated statements of income, retained earnings and cash flows for the nine months ending September 30, 1998 as set forth in the Thermatrix Quarterly Report on Form 10Q for the period ended September 30, 1998; and

          (ii) the audited consolidated balance sheet of Thermatrix as at December 31, 1997, and the related consolidated statements of income, retained earnings and cash flows for the year then ended with the opinion thereon of Arthur Andersen & Co., LLP.

          (b) Thermatrix, as of September 30, 1998 had no obligations, contingent liabilities or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the consolidated financial statements of Thermatrix and which would have a Material Adverse Effect.

          (c) There has been no change in the business, Assets, operations, prospects or financial or other condition of Thermatrix since September 30, 1998 that has or could reasonably be expected to have a Material Adverse Effect (it being understood that, as of the Closing Date, this representation and warranty shall be subject to the fact that Thermatrix shall have incurred the Obligations hereunder). No dividends or other distributions have been declared, paid or made upon any shares of Stock of Thermatrix, nor have any shares of Stock of Thermatrix been redeemed, retired, purchased or otherwise acquired for value by Thermatrix since September 30, 1998.

          3.7.  Ownership of Property: Liens. Thermatrix has a good, valid and
                ----------------------------
marketable leasehold estate, as tenant in each parcel of Leased Real Property pursuant to the leases described on Schedule 3.7 of the Disclosure Letter. In addition, Thermatrix owns and holds good and marketable title to, or valid leasehold interests in, all of its other properties and Assets. None of the properties and Assets of Thermatrix, including, without limitation, the Leased Real Property, is subject to any Liens, except (i) Permitted Encumbrances and
(ii) from and after the Closing Date, the Lien in favor of the Agent and the Lenders pursuant to the Collateral Documents; and Thermatrix has duly effected all recordings, filings and other actions necessary to establish, protect and perfect Thermatrix's right, title and interest in and to all such property except where the failure to have received such documents or effected such actions could not reasonably be expected to, in the aggregate, have a Material Adverse Effect. Thermatrix does not own or lease or otherwise have rights or interests to or in any real property other than the Leased Real Property.

          3.8.  No Default.  Thermatrix is not in default and no event has
                ----------
occurred and no event exists which constitutes, or which with the passage of time or the giving of notice or both would constitute a default in the payment of any Indebtedness to any Person for money borrowed. To Thermatrix's knowledge, no third party in default, under or with respect to any contract, agreement, lease or other instrument to which it is a party, except for any default which (either individually or collectively with other defaults arising out of the same event or events) could not reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          3.9.  Burdensome Restrictions.  No contract, lease, agreement or
                -----------------------
other instrument to which Thermatrix is a party or is bound and no provision of applicable law or governmental regulation has a Material Adverse Effect, or insofar as Thermatrix can reasonably foresee, could reasonably be expected to have a Material Adverse Effect.

          3.10.  Labor Matters.  There are no strikes or other labor disputes
                 -------------
against Thermatrix pending or, to Thermatrix's knowledge, threatened which, would have a Material Adverse Effect. All payments due from Thermatrix on account of employee health and welfare insurance which would have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books
of Thermatrix.   Thermatrix has no obligation under any collective bargaining agreement. There are no complaints or charges against Thermatrix pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of in connection with, or otherwise relating to the employment or termination of employment by Thermatrix which could reasonably be expected to have a Material Adverse Effect.

          3.11.  Taxes.  All material federal, state, local and foreign tax
                 -----
returns, reports and statements required to be filed by Thermatrix have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Thermatrix has paid when due and payable all Charges required to be paid by it. Proper and accurate amounts have been withheld by Thermatrix from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. Thermatrix is not currently being audited by the IRS or any other applicable Governmental Authority. Thermatrix has not agreed or has been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. Thermatrix has no any obligation under any written or other tax sharing agreement.

          3.12.  ERISA.  Thermatrix has no Plan subject to regulation under
                 -----
ERISA except for its 401(k) plan.

          3.13.  No Litigation.  No action, claim or proceeding is now pending
                 -------------
or, to the knowledge of Thermatrix, threatened against Thermatrix at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which could reasonably be expected to have a Material Adverse Effect, nor to the knowledge of Thermatrix does a state of facts exist which is reasonably likely to give rise to such proceedings. None of the matters set forth therein questions the validity of any of the Loan Documents or any action taken or to be taken pursuant thereto, or would have either individually or in the aggregate a Material Adverse Effect.

          3.14.  Patents, Trademarks, Copyrights and Licenses.  (i)
                 --------------------------------------------
Thermatrix owns all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct their business as heretofore conducted by them, now conducted by them and proposed to be conducted by them. To the best of its knowledge, Thermatrix conducts its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except where such infringement or claim of infringement could not reasonably have a Material Adverse Effect. To Thermatrix's knowledge, there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of Thermatrix.

          (ii) Thermatrix has conducted a preliminary review of its products and internal computer systems to identify the systems that could be affected by the Year 2000 issue. Thermatrix believes its products and most of its management information systems are already Year 2000 compliant. However, its existing accounting system is not. Thermatrix plans to upgrade to a Year 2000 compliant version of its accounting system by the end of 1999 and does not anticipate that the cost of such a conversion will be material. While Thermatrix currently expects the Year 2000 issue will not pose significant operational problems, failure to fully identify all Year 2000 dependencies in Thermatrix's systems could have a Material Adverse Effect. In addition, Thermatrix cannot be sure that systems of other companies on which the Company relies will be converted in a timely manner. The failure of other companies to convert systems on which Thermatrix relies may have a Material Adverse Effect.

          3.15.  Liens.  Except for Permitted Encumbrances, the Liens granted
                 -----
to the Agent by Thermatrix for the benefit of the Lenders pursuant to the Collateral Documents will at the Closing Date be fully perfected Liens subject only to Permitted Encumbrances in and to the Collateral described therein. Thermatrix is not obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any other Person.

          3.16.  Business Locations: Agent for Process.  The chief executive
                 -------------------------------------
office and other places of business of Borrowers are as listed on Schedule 3.16 of the Disclosure Letter. During the preceding one-year period, Thermatrix has not had an office, place of business or agent for service of process other than as listed thereon.

          3.17.  Brokers. There are no claims for brokerage commissions,
                 -------
finder's fees or investment banking fees in connection with the transactions contemplated by this Credit Agreement.

          3.18.  Trade Relations.  There exists no actual or threatened
                 ---------------
termination, cancellation or limitation of, or any modification or change in, the business relationship between Thermatrix and any customer or any group of customers of Thermatrix, the absence of whose purchases individually or in the aggregate would likely have a Material Adverse Effect, or with any material supplier of Thermatrix. There exists no present condition or state of facts or circumstances which would have a Material Adverse Effect or prevent Thermatrix from conducting its business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

          3.19.  Senior Obligations.  The Obligations for the payment of money
                 ------------------
of Thermatrix under this Credit Agreement and the other Loan Documents rank senior in right of payment to all other obligations for the payment of borrowed money of Thermatrix.

          3.20.  No Power of Attorney.  Thermatrix has not granted power of
                 --------------------
attorney to any Person that would allow such Person to sign or file any financing statement, mortgage, indenture, document, agreement or other instrument that grants or creates a Lien on any Collateral owned by Thermatrix, nor, since the Effective Time, has any other Loan Party granted any such power of attorney with respect to any other Collateral.


                                   Article IV
                     Conditions Precedent to Effectiveness

          4.1.  Conditions to Loan.  Notwithstanding any other provision of
                ------------------
this Agreement and without affecting in any manner the rights of the Agent or any Lender hereunder, Borrowers shall have no rights under this Agreement (but shall have all applicable obligations hereunder), and no Lender shall be obligated to make any Loan hereunder, unless:

          (a) Each of the representations and warranties of each Borrower in this Credit Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of such time, other than representations and warranties that speak as of a specific date or time (which need only be true and correct in all respects as of such date or time);

          (b) Borrowers and each Loan Party shall have performed and complied with each agreement, covenant and obligation required to be performed or complied with by them under this Credit Agreement or any other Loan Document at or prior to the Closing Date;

          (c) Borrowers shall have delivered to the Agent, in form and substance satisfactory to the Agent and each Lender and (unless otherwise indicated, each dated the Closing Date):

          (i) The Note payable to the order of the Agent, duly executed by Borrowers;

          (ii) A favorable opinion of Wilson Sonsini Goodrich & Rosati, counsel to the Borrowers, in form and substance satisfactory to the Agent and its counsel substantially in the form set forth in Exhibit M;

          (iii) Resolutions of the board of directors of each Loan Party, certified by the Secretary or Assistant Secretary of such Loan Party, as of the Closing Date, to be duly adopted and in full force and effect on such date, authorizing (i) the consummation of each of the transactions contemplated by the Loan Documents and (ii) specific officers of each Borrower to execute and deliver this Agreement and the other Loan Documents;

          (iv) Governmental certificates, dated the most recent practicable date prior to the Closing Date, showing that each Loan Party is organized and in good standing in the jurisdiction of its organization and is qualified as a foreign corporation and in good standing in all other jurisdictions in which it is qualified to transact business;

          (v) The Security Agreements, duly executed by the parties thereto, together with an opinion of local counsel with respect thereto, in form and substance satisfactory to the Agent and its counsel;

          (vi) The Stock Pledge Agreement, duly executed by the parties thereto and each Subsidiary owning Stock of other Subsidiaries or either Borrower;

          (vii) The Mortgages, duly executed by the owners of the Owned Real Property, together with an opinion of local counsel with respect thereto, in form and substance satisfactory to the Agent and its counsel;

          (viii) The Guaranty, duly executed by the Significant Subsidiaries;

          (ix)   The Warrant, duly executed and issued by Thermatrix;

          (x)    The Registration Rights Agreement, duly executed by Thermatrix;

          (xi)   The Acknowledgment;

          (xii) The Subordination Agreement, duly executed by the parties thereto;

          (xiii) The General Release, duly executed by the Borrowers;

          (xiv) Evidence in form and substance satisfactory to the Agent that the Agent has been named as loss payee on each of the insurance policies set forth in Schedule 6.7 of the Disclosure Letter;

          (xv) Each document (including without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any Loan Document or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of the Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and the Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

          (xvi) A certificate substantially in the form of Exhibit N hereto of the chief executive officer and chief financial officer of each Borrower, satisfactory in form and substance to the Agent, stating that all of the representations and warranties of the Loan Parties contained herein or in any of the Loan Documents are correct on and as of the Closing Date as though made on and as of such date, and no event has occurred and is continuing, or would result from the Loans, which constitutes or would constitute a Default or an Event of Default; and

          (xvii) Such additional information and materials as the Agent may reasonably request, including, without limitation, copies of any debt agreement, security agreements and other material contracts; and


                                   Article V
                      Financial Statements and Information

          5.1.   Reports and Notices.  Borrowers covenant and agree that they
                 -------------------
shall promptly deliver to the Agent the financial statements and reports required to be delivered hereby. Borrowers also agree to provide the Agent with such other financial information concerning Borrowers' results of operations and financial condition as Lender may reasonably request from time to time.

          5.2.   Communication with Accountants.  Borrowers authorize the Agent
                 ------------------------------
and the Lenders to communicate directly with their independent certified public accountants and tax advisors and authorizes those accountants to disclose to the Agent or any Lender any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of either Borrower and any of their respective Subsidiaries.


                                  Article VI
                             Affirmative Covenants

          Borrowers covenant and agree that, unless the Lenders shall otherwise consent in writing, from and after the date hereof and until all of the Obligations hereunder have been satisfied:

          6.1.  Maintenance of Existence and Conduct of Business.  Each
                ------------------------------------------------
Borrower shall, and shall cause each Significant Subsidiary to: (a) at all times maintain, preserve and protect all of its material trademarks and trade names, and preserve all the remainder of its property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto consistent with applicable industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) transact business only in such names used as of the date hereof, or such other names as either Borrower or any Significant Subsidiary shall specify to Lender in writing not less than ten days prior to the first date such name is used by either Borrower or any Significant Subsidiary; and (c) preserve its relationships with clients, suppliers, distributors, licensors, licensees, and others having business dealings with it, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          6.2.  Information Covenants.  The Borrowers will furnish to the
                ---------------------
Agent:

          (a)   Monthly Reports.  As soon as available and in any event within
                ---------------
25 days after the end of each fiscal month of the Borrowers, commencing with the fiscal month ending February 28, 1999 the consolidated statement of operations, consolidated balance sheet, and consolidated statements of cash flow of the Borrowers and their respective Subsidiaries for each such fiscal month.

          (b)   Quarterly Financial Statements.  As soon as available and in any
                ------------------------------
event within 45 days after the end of each of the first three fiscal quarters of the Borrowers in each Fiscal Year, the consolidated balance sheet of the Borrowers and their respective Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of operations, stockholders' equity and cash flows of the Borrowers and their respective Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such fiscal quarter, in each case setting forth in comparative form the consolidated figures for the corresponding period in the immediately preceding Fiscal Year, and duly certified by a senior financial officer of each of the Borrowers as (i) fairly presenting, in all material respects, subject to normal year-end audit adjustments and inclusion of footnotes, the consolidated financial condition, results of operations and cash flows of the Borrowers and their respective Subsidiaries for such fiscal quarter and (ii) having been prepared in accordance with generally accepted accounting principles in effect for such fiscal quarter covered thereby and consistently applied.

          (c)   Annual Financial Statements.  As soon as available and in any
                ---------------------------
event within 90 days after the close of each Fiscal Year, the consolidated balance sheet of the Borrowers and their respective Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of operations, stockholders' equity and cash flows of the Borrowers and their respective Subsidiaries for such Fiscal Year, in each case setting forth in comparative form the consolidated figures for the immediately preceding Fiscal Year, audited by independent accountants of recognized national standing reasonably acceptable to the Agent together with:

                (i) an opinion of independent accountants of recognized national standing (A) to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles in effect for the Fiscal Year covered thereby and consistently applied and
     (B) that is not limited as to the scope of the audit or qualified as to the status of the Borrowers and their respective Subsidiaries as a going concern or otherwise qualified in any manner not reasonably acceptable to the Agent; and

                (ii) management's discussion and analysis of the important operational and financial developments of the Borrowers and their respective Subsidiaries during such Fiscal Year;

provided that the delivery of Thermatrix's Annual Report on Form 10-K shall satisfy the requirement set forth in this Section 6.2(c).

          (d)   Compliance Certificate.  At the time of delivery of the
                ----------------------
consolidated financial statements of the Borrowers and their respective Subsidiaries provided for in this Section 6.2, a compliance certificate of the Borrowers, in substantially the form of Exhibit O hereto, duly certified by a Senior Financial Officer thereof, (i) stating that, to the best of such Senior Financial Officer's knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrowers have taken and propose to take with respect thereto, and (ii) setting forth a description in reasonable detail of all of the changes, if any, from GAAP in the generally accepted accounting principles applied in the preparation of such financial statements.

          (e)   Auditor's Reports.  Promptly upon receipt thereof, copies of all
                -----------------
"management letters" or other written reports submitted to any of the Borrowers or any of the Significant Subsidiaries by Arthur Andersen or any other independent accountants of the Borrowers or any of their respective Subsidiaries in connection with each annual, interim or special audit of its financial statements made by such accountants (including, without limitation, any comment letter submitted by such accountants to management of any such Borrower or any such Subsidiary in connection with their annual audit and any reports addressing internal accounting controls of any such Borrower or any such Subsidiary submitted by such accountants), and all responses of the management of any such Borrower or such Subsidiary thereto.

          (f)   SEC and Other Reports.  Promptly upon transmission or receipt
                ---------------------
thereof, (i) copies of any filing and registrations with, and any reports or notices to or from, the Securities and Exchange Commission or any successor agency thereto, and copies of all financial statements, proxy statements, notices and reports that any Borrower or any of their Subsidiaries shall send to any holder of Indebtedness owed by any Borrower or any Significant Subsidiary pursuant to the terms of the documentation governing such Indebtedness or to any trustee, agent or other representative therefor and (ii) copies of all press releases and other statements made available by any Borrower or any of their respective Subsidiaries to the public.

          (g)   Notice of Default, Etc.  Promptly, and in any event within three
                ----------------------
Business Days after any Responsible Officer of either Borrower obtains knowledge thereof, notice of the occurrence of (i) each Default or Event of Default, or any event, development or occurrence that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, setting forth in reasonable detail the nature of such Default or Event of Default or event, development or occurrence and the action that the Borrowers have taken and propose to take with respect thereto, (ii) any actual or threatened revocation, termination, cancellation, denial or impairment of, or refusal to renew or extend, or modification or other change to, any consent or approval of any Governmental Authority necessary or desirable for any Borrower or any Significant Subsidiary to own or lease and operate their respective property and Assets or to conduct their respective businesses as conducted or as proposed to be conducted, in each case that could reasonably be expected to have a Material Adverse Effect and (iii) a change of control or any change in the members of the board of directors of, or any material change in the management of Thermatrix.

          (h)   Mandatory Prepayment.  Promptly, and in any event three Business
                --------------------
after any Responsible Officer of either Borrower obtains knowledge thereof, but in no event later than three Business Days prior to such event, notice of the intent of either Borrower or any Subsidiary to engage in any event or transaction that would require mandatory prepayment of the Obligations in accordance with Section 2.10 hereof.

          (i)   Environmental Matters.  Promptly and in any event within three
                ---------------------
Business Days after any Responsible Officer of either Borrower obtains knowledge thereof, notice of the occurrence of one or more of the following:

                (i) any pending or threatened claim that could reasonably be expected to result in an Environmental Liability against any Borrower or any of their respective Subsidiaries or any of the property owned or operated by any such Borrower or any such Subsidiary;

                (ii) any condition or occurrence on or arising from any property owned or operated by any Borrower or any of their respective Subsidiaries that (A) results or is alleged to have resulted in noncompliance by such Borrower or any such Subsidiary with any applicable Environmental Law or (B) could reasonably be expected to form the basis of any Environmental Liability against such Borrower or any such Subsidiary or any of their respective property; and

                (iii) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by any Borrower or any of their respective Subsidiaries as required by any Environmental Law or any Governmental Authority.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence, removal or remedial action and such Borrower's or such Subsidiary's response thereto. In addition, the Borrowers will provide the Agent with copies of all reports, notices and written information to and from the United States Environmental Protection Agency or any state or local agency responsible for environmental matters, all communications with any Person (other than its attorneys) relating to any Environmental Action of which notice is required to be given pursuant to this subsection (i), and such detailed reports of any such Environmental Action as the Agent may from time to time reasonably request.

          (j)  Indebtedness Documents.  Promptly after the occurrence thereof or
               ----------------------
the request therefor, copies of any amendment, waiver or other modification of the terms of any of the Indebtedness of any Borrower or any of their respective Subsidiaries outstanding in an aggregate amount of at least $100,000, or any notice of default delivered thereunder.

          (k)  Requested Information.  With reasonable promptness, such other
               ---------------------
information and documents relating to the condition (financial or otherwise), business, operations, results of operations, performance, property, Assets or liabilities of any Borrower or any Significant Subsidiary as may from time to time be reasonably requested by the Agent.

          6.3.  Payment of Obligations and Charges and Filing of Returns and
                ------------------------------------------------------------
Reports. (a) Each Borrower shall, and shall cause each of their respective
-------
Subsidiaries to pay and discharge or cause to be paid and discharged promptly all Charges. In addition, each Borrower shall, and shall cause each of its Subsidiaries to, properly file all required returns and reports (including, without limitation, tax returns and reports) that arise out of or are otherwise related to the imposition and payment of any Charges.

                (b) Borrowers and their respective Subsidiaries may in good faith contest, by proper legal actions or proceedings, the validity or amount of any Charges, provided that at the time of commencement of any such action or proceeding, and during the pendency thereof (i) no Default or Event of Default shall have occurred; (ii) adequate Reserves with respect thereto are maintained on the books of Borrowers or such Subsidiary, in accordance with GAAP; (iii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence; (iv) none of the Collateral would be subject to forfeiture or loss or any Lien by reason of the institution or prosecution of such contest; (v) no Lien shall exist for such Charges or claims during such action or proceeding; (vi) such Borrower or such Subsidiary shall promptly pay or discharge such contested Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Borrower or such Subsidiary; and
(vii) neither the Agent nor any Lender has advised such Borrower in writing that it reasonably believes that nonpayment or nondischarge thereof would have a Material Adverse Effect.

          6.4.  Books and Records.  Each Borrower shall, and shall cause each
                -----------------
Significant Subsidiary to, keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP and on a basis consistent with the Financials referred to in Section 3.6(a) hereof.

          6.5.  Litigation. Each Borrower shall notify the Agent in writing,
                ----------
promptly upon a Responsible Officer learning thereof, of any litigation commenced against either Borrower and/or any of the Subsidiaries, and of the institution against any of them of any suit or administrative proceeding that could reasonably be expected to have a Material Adverse Effect.

          6.6.  Compliance with Law.  (a)  Each of the Borrowers will and will
                -------------------
cause each of their respective Subsidiaries to (i) comply in all material respects with all requirements of law to which each of them and their respective property and Assets are subject and all applicable restrictions imposed on each of them and their property and Assets are subject and all applicable restrictions imposed on each of them and their property and Assets by any Governmental Authority (including, without limitation, ERISA and all Environmental Laws) except to the extent that such non-compliance could reasonably be expected to have a Material Adverse Effect, and (ii) obtain and maintain in effect all consents or approvals of any Governmental Authority that are necessary (A) to own or lease and operate their respective property and Assets to conduct their respective businesses as presently conducted, except where and to the extent that the failure to obtain or maintain in effect any such consents or approvals of any Governmental Authority, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (B) for the due execution, delivery, recordation, filing or performance by any Loan Party or any of the other Loan Documents to which it is or is to be a party, or for the consummation of the transactions contemplated hereby.

          (b) None of the Borrowers nor any of their respective Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment storage, release or disposal of hazardous materials on any property now or hereafter owned or operated by such Borrower or any such Subsidiary, or transport or permit the transportation of Hazardous Materials to or from any such property, except in compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such property in the ordinary course of such Borrower's or any such Subsidiary's business.

          6.7.  Maintenance of Insurance.  (a)  Each of the Borrowers will and
                ------------------------
will cause each of their respective Subsidiaries to maintain property, liability and other insurance with respect to themselves and their respective Assets with the insurer, having the deductibles and covering the matters described on
Schedule 6.7 of the Disclosure Letter, or such additional insurance as may otherwise be required by applicable law, or by the Mortgages, including, without limitation, workers' compensation insurance, liability insurance, casualty insurance and business interruption insurance. The Agent shall be named as a loss payee on each such insurance policy.

          (b) At least 30 days prior to the expiration of each existing insurance policy, the Borrowers shall deliver a certificate of such insurance (with a true copy of each applicable policy) required to be maintained in accordance with subsection (a) of this Section 6.7 (or the underlying policies, in the case of blanket insurance) to the Agent, with premiums paid, evidencing the effectiveness thereof together with a report summarizing all insurance coverage maintained by the Borrowers and the Significant Subsidiaries, specifying therein the type, carrier, amount, deductibles and co-insurance requirements and expiration date thereof and containing such additional information as the Agent may from time to time reasonably request. In no event, and whether or not a default or Event of Default hereunder has occurred, shall the Agent or any Lender, by the fact of approving, accepting or obtaining such insurance, incur any liability for the amount of such insurance, the form or legal sufficiency of insurance contracts, solvency of insurers or payment of losses by insurers or otherwise, and the Borrowers hereby expressly assume full responsibility therefor and liability, if any, thereunder.

          6.8.  Additional Security. If requested by the Agent, each Borrower
                -------------------
shall and shall cause any Subsidiary designated by the Agent to enter into a security agreement and/or one or more mortgages for the benefit of the Agent, pursuant to which security agreement and mortgages such Subsidiary shall grant the Agent a security interest subject only to Permitted Encumbrances in substantially all of such Subsidiary's real and personal property Assets. In connection therewith, if the Agent shall so request, such Subsidiary shall execute and deliver security agreements, mortgages and such further documents and instruments and make such filings as the Agent shall request to enable the Agent to perfect its security interest and Liens in such Subsidiary's Assets.

          6.9.  Elimination of Liens.  Borrowers covenant and agree to use
                --------------------
their best efforts to remove or cause to be removed, as soon as practicable after the date hereof, each UCC-1 financing statement that exists as of the date hereof with respect to either Borrower or any Subsidiary that was filed in connection with Indebtedness of any such Loan Party which is no longer outstanding as of the date hereof.


                                  Article VII
                               Negative Covenants

          Borrowers covenant and agree that, without the Agent's prior written consent, from and after the date hereof and until all of the Obligations hereunder have been satisfied:

          7.1.  Mergers, Etc.   Neither of the Borrowers shall nor shall they
                ------------
permit any Subsidiary to directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the Assets or Stock of, or otherwise combine with, any Person, or form any Subsidiary, to wind up, liquidate or dissolve itself (or suffer any liquidation or dissolution), to enter into any transaction or merger or consolidation, or to convey, sell, lease or sublease (as lessor or sublessor), transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or substantially all of its business, property or Assets, or the Stock of any Subsidiary, whether now owned or hereafter acquired (or agree to do any of the foregoing at any future time), or to purchase or otherwise acquire, whether in one transaction or a series of related transactions, substantially all of the property, Assets or business of any other Person (or agree to do any of the foregoing at any future time); provided, however, that for the purposes of this Section 7.1, the Subsidiaries of Borrowers shall not be included in the definition of Person; and provided, further, that Thermatrix may engage in the transaction with Ferguson International, Inc. described in the memorandum, dated February 23, 1999, attached hereto as Exhibit P.

          7.2.  Investments: Loans and Advances. Except as otherwise permitted
                -------------------------------
by Section 7.3 or 7.4 hereof, neither Borrower shall and shall not permit any Subsidiary to make any investment in, or make or accrue loans or advances of money to any Person, through the direct or indirect holding of securities or otherwise other than advances to employees and vendors in the ordinary course of business consistent with past practice and not in excess of $10,000 with respect to employees, and $100,000 with respect to vendors; provided, however, that Borrowers and their respective Subsidiaries may make and own investments in (i) direct obligation of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of, or interest on, which are fully guaranteed by the United States of America; (ii) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following: Export-Import Bank of the United States, Federal Housing Administration or other agency or instrumentality of the United States; (iii) repurchase agreements with financial institutions or savings and loan associations having a combined capital surplus of at least $500,000,000 fully secured by collateral security described in clauses (i) or (ii) of this definition and continuously having a market value of at least equal to the amount so invested; (iv) interest-bearing demand or time deposits (including certificates of deposit) which are either (i) insured by the Federal Deposit Insurance Corporation, or (ii) held in banks and savings and loan associations, having general obligations rated at least "AA" or equivalent by S&P or Moody's, or if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security described in clauses (i) or (ii) of this definition, of a market value of no less than the amount of moneys so invested;
(v) commercial paper rated (on the date of acquisition thereof at least A-l or P-l or equivalent by S&P or Moody's, respectively (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper), maturing not more than 90 days from the date of creation thereof; and
(f) any corporate evidence of indebtedness rated at least "A-" or equivalent by S&P or Moody's, maturing not more than 90 days from the date of creation thereof (the investments described in the preceding clauses (i)-(v) being hereinafter referred to as "Cash Equivalents") (vii) any investments, loans, or advances of money ("Investments") permitted by Thermatrix's investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by the Agent; (viii) Investments consisting of the endorsement of negotiable instrument for deposit or collection or similar transaction in the ordinary course of business; (ix) Investments (whether consisting of the purchase or securities, loans, capital contribution, or otherwise) of Thermatrix in or to Subsidiaries and of Subsidiaries in or to other Subsidiaries or in or to

Thermatrix; (x) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (xi) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business; (xii) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; (xiii) deposit accounts of Thermatrix; and (xiv) Investments existing on the Closing Date set forth on Schedule 7.2 of the Disclosure Letter. Notwithstanding the foregoing, Wahlco Engineered Products Ltd. has pledged certain cash described in
Schedule 1.68 of the Disclosure Letter to London International and Mercantile, Ltd., which pledge shall not be deemed a breach of this Section 7.2; provided, however, that no further pledges may be made to London International and Mercantile, Ltd. without the consent of the Agent.

          7.3.  Indebtedness. (a) Except as otherwise expressly permitted by
                ------------
this Section 7.3 or by any other section of this Credit Agreement, neither Borrower shall, nor shall it permit any of their respective Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except (i) Indebtedness secured by Liens permitted under Section 7.3(b) hereof, (ii) the Obligations, (iii) all deferred taxes, (iv) all unfunded pension fund and other employee benefit plan obligations and liabilities but only to the extent they are permitted to remain unfunded under applicable law, (v) Indebtedness of Subsidiaries created under the Guaranty; (vi) Indebtedness existing on the Closing Date set forth on Schedule 7.3 of the Disclosure Letter; (vii) Indebtedness to with respect to surety bonds and similar obligations incurred in the ordinary cause of business; (viii) Indebtedness of Thermatrix to any Subsidiary, and Indebtedness of any Subsidiary to Thermatrix or any other Subsidiary; (ix) Indebtedness secured by Permitted Encumbrances; (x) Capital leases or indebtedness incurred solely to purchase equipment which is not in excess of the lesser of the purchase price of such equipment or the fair market value of such equipment on the date of acquisition; and (xi) extensions, refinancings, modifications, amendments and restatements of any of items of Permitted Indebtedness above, provided that the principal amount thereof is not increased.

                (b) Borrowers shall not and shall not permit any Subsidiary to create or permit any Lien on any of its properties or Assets or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names such Borrower or any of its Subsidiaries as debtor, to sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), to sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to income, except: (a) presently existing or hereafter created Liens in favor of the Agent or any Lender, and (b) Permitted Encumbrances.

                (c) Except as otherwise expressly permitted by Section 7.3(b) hereof or in conformity with the provisions of Section 2.10(c) hereof, neither Borrower shall nor shall it permit any Subsidiary to sell or transfer, either with or without recourse, any Assets, of any nature whatsoever, in respect of which a Lien is granted or to be granted pursuant to any Loan

Document, except sales or transfers (i) of inventory in the ordinary course of business, (ii) of licenses and similar arrangements for the use of Assets in the ordinary course of business, (iii) of worn-out or obsolete equipment or (iv) sales or transfers otherwise permitted under this Section 7, or engage in any sale-leaseback or similar transaction involving any of such Assets (other than sale-leaseback of equipment owned by Borrower or any of its Subsidiaries for less than 90 days, provided that such sale-leaseback transaction was entered into with the intent of financing such equipment with a third party lessor).

          7.4.  Limitation on Modifications of Indebtedness; Cancellation of
                ------------------------------------------------------------
Indebtedness. Neither Borrower shall nor shall it permit any of its
------------
Subsidiaries (a) to amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any Indebtedness of such Borrower or any of its Subsidiaries or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, or would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the issuer of such Indebtedness in any respect, (b) except for the Loans and the other Obligations of the Borrowers and their respective Subsidiaries under or in respect of the Loan Documents, to make any voluntary or optional payment, prepayment, redemption or other acquisition for value of any Indebtedness of any Borrower or any of its Subsidiaries (including, without limitation, by way of depositing money or securities with the trustee therefore before the date required for the purpose of paying any portion of such Indebtedness when due), or to refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness, or to make any prepayment, redemption or repurchase of any outstanding Indebtedness a result of any Asset Sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing. Neither Borrower shall nor shall it permit any Subsidiary to cancel any claim or debt owing to it, except for reasonable consideration and in the ordinary course of business.

          7.5.  Maintenance of Business. Neither Borrower shall nor shall it
                -----------------------
permit any Subsidiary to engage in any business other than the business currently engaged in by such Borrower or such Subsidiary on the Closing Date or any businesses incidental or reasonably related thereto.

          7.6.  Guaranteed Indebtedness. Neither Borrower shall nor shall it
                -----------------------
permit any Subsidiary to incur any Guaranteed Indebtedness (excluding the Guaranteed Indebtedness pursuant to the Guaranty) except (i) by endorsement of instruments or items of payment for deposit to the general account of such Borrower or such Subsidiary, and (ii) for Guaranteed Indebtedness incurred for the benefit of such Borrower or any Subsidiary if the primary obligation is permitted by this Credit Agreement.

          7.7.  Hedging Transactions. Neither Borrower shall nor shall it
                --------------------
permit any of their respective Subsidiaries to engage in any speculative interest rate hedging swaps, caps or similar derivatives transaction other than currency hedging in the ordinary course of business.

          7.8.  Restricted Payments. Neither Borrower shall nor shall it
                -------------------
permit any Subsidiary to make any Restricted Payments nor shall Borrowers permit any Subsidiary to make such payments with respect to Borrowers' Stock; provided, that (i) Thermatrix may declare and make any dividend payment or other distribution payable in its equity securities and any Subsidiary may make distributions to Thermatrix or other Subsidiaries, (ii) Thermatrix or its Subsidiaries may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor.

          7.9.  ERISA. Neither Borrower nor any of their respective
                -----
Subsidiaries shall establish or become obligated to any new Plan; provided, however, that any of the Subsidiaries may become obligated under the existing Plan.

          7.10.  Limitations on Transactions with Affiliates. Neither Borrower
                 -------------------------------------------
will nor will it permit any of its Subsidiaries to directly or indirectly enter into, renew, extend or engage in any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any of its Affiliates, except upon fair and reasonable terms no less favorable to such or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate thereof except that for the purposes of this Section 7.10, "Affiliate" shall not include Subsidiaries of Borrowers.


                                 Article VIII
                                     Term

          8.1.  Survival of Obligations Upon Termination of Financing
                -----------------------------------------------------
Arrangement. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Credit Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrowers or the rights of the Agent or any Lender relating to any transaction or event occurring prior to such termination. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations contained in the Loan Documents shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have become paid in full in accordance with the terms of the agreements creating such Obligations, at which time the same shall terminate.


                                  Article IX
                    Events of Default: Rights and Remedies

          9.1.  Events of Default. The occurrence of any one or more of the
                -----------------
following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                (a) (i) Borrowers shall fail to make any payment of principal of or interest on the Loans or any of the other Obligations when due and payable or declared due and payable, or (ii) any other Loan Party shall fail to make any payment (other than principal or interest) owing under any other Loan Document within 10 days of the date such other payment is due and payable.

                (b) Borrowers shall fail or neglect to perform, keep or observe any of the provisions of Section 6 or 7 of this Credit Agreement and in the case of a failure to perform, keep or observe any provision of Sections 6.1, 6.2(b),(c),(d),(e),(k), 6.3, 6.4, 6.5, and 6.7, such failure shall continue unremedied for 30 days, and in the case of sections 6.2(a),(f),(g) and 6.8, such failure shall continue unremedied for 10 days, in each case following such failure.

                (c) Borrowers shall fail or neglect to perform, keep or observe any other provision of this Credit Agreement or of any of the other Loan Documents, or any other Loan Party shall fail or neglect to perform, keep or observe any of the provisions of any other Loan Document and, unless some other cure period is specified, in which case such other cure period shall apply, such failure shall continue unremedied for 30 days, in each case following such failure.

                (d) A default shall occur under any other agreement, document or instrument to which any Loan Party is a party or by which any Loan Party or any Loan Party's property is bound, and such default (i) involves the failure to make any payment (whether of principal, interest or otherwise) due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of any Loan Party in excess of $100,000, or (ii) causes (or permits (with or without notice, lapse or time or both) any holder of such Indebtedness or a trustee to cause) such Indebtedness or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

                (e) Any representation or warranty herein or in any Loan Document or in any written statement pursuant thereto or hereto, report, financial statement or certificate made or delivered to the Agent or any Lender by any Loan Party shall be untrue or incorrect in any material respect, as of the date when made or deemed made (including those made or deemed made.

                (f) Assets of the Loan Parties having an aggregate value in excess of $10,000 shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Loan Party; provided, however, if such seizure, levy or other similar process results from a fact, circumstance or occurrence that (x) existed with respect to Wahlco or any of its Subsidiaries before the Effective Time, (y) of which Thermatrix became aware since the Effective Time and (z) the Borrowers have used their best efforts, since the Effective Time, to prevent, then so long as (1) the Borrowers continue to use their best efforts to halt or reverse such attachment, seizure, levy or other similar process, and (2) such seizure, levy or other similar process could not reasonably be expected to cause or result in a Material Adverse Effect, such attachment, seizure, levy or other similar process shall not constitute an Event of Default hereunder; or any Person other than any Loan Party shall apply for the appointment of a receiver, trustee or custodian for any of the Assets of any Loan Party; or Thermatrix shall at any time, or any other Loan Party shall after the Effective Time, have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

                (g) A case or proceeding shall have been commenced (and not dismissed within 60 days) against any Loan Party in a court having competent jurisdiction seeking a decree or order in respect of such Loan Party (i) under title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Loan Party or of my substantial part of its or their properties, or (iii) ordering the winding-up or liquidation of the affairs of such Loan Party.

                (h) Any Loan Party shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of either Borrower or such Loan Party or of any substantial part of its properties, (iii) fail generality to pay its debts as such debts become due, or (iv) take any corporate action in furtherance of any such action.

                (i) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $50,000 in the aggregate shall be rendered against either Borrower or any of their respective Subsidiaries and the same shall not be (i) fully covered by insurance in accordance with Section 6.7 hereof, or (ii) vacated, stayed, bonded, paid or discharged for a period of fifteen days.

                (j) Any Collateral Document or any material provision thereof shall for any reason cease to be valid or enforceable in accordance with its terms, or any security interest created under any Collateral Document shall cease to be a valid and perfected security interest or Lien subject only to Permitted Encumbrances (except as otherwise stated therein) in any of the Collateral purported to be covered thereby; provided, however that the Collateral affected by such defect or lapse of such security interest shall have an aggregate value of at least $250,000.

                (k) any consent or approval of any Governmental Authority necessary in order to permit any Borrower or any of its Subsidiaries to fully own or lease and operate their respective property and assets or to properly conduct their respective businesses shall cease to be in effect or such Borrower or such Subsidiary shall cease to have the full intended benefit thereof or rights thereunder, unless the revocation, termination, cancellation, denial, impairment or modification of such consent or approval, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect provided, however, that if the loss of such consent or approval results from a fact, circumstance or occurrence that (x) existed with respect to Wahlco or any of its Subsidiaries before the Effective Time, (y) of which Thermatrix became aware since the Effective Time and (z) the Borrowers have used their best efforts, since the Effective Time, to prevent, then so long as (1) the Borrowers continue to use their best efforts to remedy such occurrence or circumstance and
(2) such occurrence or circumstance could not reasonably be expected to cause or result in a Material Adverse Effect, then no such fact, circumstance or occurrence, or combination or further development thereof, shall constitute an Event of Default hereunder.

          9.2.  Remedies. If any Event of Default shall have occurred, the
                --------
Agent may declare all Obligations to be forthwith due and payable, whereupon all Obligations shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default specified in Section 9.1(f), (g) or (h) hereof, the Obligations shall become due and payable without declaration, notice or demand by the Agent.

          9.3.  Waivers by Borrowers. Except as otherwise provided for in this
                --------------------
Credit Agreement and applicable law, upon the occurrence of an Event of Default, Borrowers waive (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Agent or any Lender on which either Borrower may in any way be liable and hereby ratifies and confirms whatever the Agent or such Lender may do in this regard, (ii) all rights to notice and a hearing prior to the Agent or such Lender's taking possession or control of, or to the Agent or such Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Borrowers acknowledge that it has been advised by counsel of its choice with respect to this Credit Agreement, the other Loan Documents and the transactions evidenced by this Credit Agreement and the other Loan Documents.

          9.4.  Other Remedies.  If one or more Defaults or Events of Default
                --------------
shall occur and be continuing, and irrespective of whether the Loans have become or have been declared immediately due and payable under Section 9.2, the Agent may proceed to protect and enforce the rights of the Lenders by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained wherein or in any of the other Loan Documents, or for an injunction against a violation of any of the terms hereof or thereof or in aid of the exercise of any power granted hereby or thereby or by applicable law or otherwise.


                                   Article X
                                 Miscellaneous

          10.1.  Complete Agreement: Modification of Agreement; Assignment by
                 ------------------------------------------------------------
Lenders.  (a) The Loan Documents constitute the complete agreement between the
-------
parties with respect to the subject matter hereof and may not be modified, altered or amended except by an agreement in writing signed by both Borrowers, the Agent and each Lender in accordance with Section 10.1(d) hereof. Borrowers may not sell, assign or transfer any of the Loan Documents or any portion thereof, including, without limitation, Borrowers' rights, title, interests, remedies, powers and duties hereunder or thereunder.

                (b) No Lender shall assign or otherwise transfer all or any portion of the Note to any Person, other than any Affiliate of the Lenders or the Agent, without the advance written consent of Borrowers. In the event any Lender assigns or otherwise transfers all or any part of any Note (including an assignment or transfer to an Affiliate of the Lenders or the Agent), such Lender shall provide written notice of such assignment or transfer to the Borrowers and the Borrowers shall register such transfer or assignment in accordance with
Section 2.16(c) and, upon the request of such Lender, issue new notes to effectuate such assignment or transfer.

                (c) No amendment or waiver of any provision of this Credit Agreement or the Note or any other Loan Document, nor consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          10.2.  Fees and Expenses. (a) Thermatrix shall pay all reasonable
                 -----------------
out-of-pocket expenses of the Agent and the Lenders in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its counsel and advisors retained in connection with the Loan Documents and the transactions contemplated thereby and advice in connection therewith) provided, however that such expenses and fees shall not exceed $325,000. Thermatrix shall separately pay, in accordance with any provision in any of the other the Loan Documents, the costs and expenses associated with the of taking and perfecting the security interests being granted thereby, and such expenses shall not be included in the up to $325,000 expense cap provided that such expenses were incurred on or before March 19, 1999. If, at any time or times, regardless of the existence of an Event of Default (except with respect to paragraphs (iii) and (iv), which shall be subject to an Event of Default having occurred and be continuing), the Agent or any Lender shall employ in-house and outside counsel or other advisors for advice or other representation or shall incur reasonable legal or other costs and expenses in connection with:

          (i) any amendment, modification or waiver, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the loans made pursuant hereto or its rights hereunder or thereunder initiated at the request of either Borrower;

          (ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by the Agent, a Lender, either Borrower, any Subsidiary or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements to be executed or delivered in connection herewith;

          (iii) any attempt to enforce any rights of any Lender against either Borrower, any Subsidiary or any other Person, that may be obligated to any Lender by virtue of any of the Loan Documents; or

          (iv) any attempt to verify, protect, collect, sell, liquidate or otherwise dispose of the collateral;

then, and in any such event, the attorneys' and other parties' fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 10.2 shall be payable, on demand, by Borrowers to the Agent and shall be additional Obligations secured under this Credit Agreement and the other Loan Documents and the up to $325,000 expense limitation set forth above shall not apply to any such fees and expenses. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees of in-house counsel, paralegal fees, costs and expenses; accountants' and investment bankers' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses, court reporter fees, costs and expenses; long distance telephone charges; air express charges, telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

                 (b) The Agent and the Lenders hereby acknowledge that, notwithstanding anything to the contrary in Section 6.16 and 8.3(b) of the Merger Agreement, and in consideration of the Lenders' and Agent's agreement to enter into this Credit Agreement, at the Effective Time, Thermatrix paid, or caused Wahlco to be reimbursed for, expenses incurred by Wahlco in connection with the Merger in the amount of $300,000, exclusive of the $50,000 fee paid to Hera, LLC, and the Agent and the Lenders further acknowledge that such reimbursement did not reduce the Initial Payment (as defined in the Merger Agreement). Borrowers acknowledge and agree that nothing in this Section 10.2(b) shall be construed to reduce or mitigate the Borrower's Obligations hereunder, including, without limitation, the Obligation for the expense reimbursement set forth in Section 10.2(a) hereof.

          10.3.  No Waiver by Lender.  The failure of the Agent or any Lender,
                 -------------------
at any time or times, to require strict performance by any Loan Party of any provision of this Credit Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of the Agent or any Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Agent or any Lender of an Event of Default by any Loan Party under the Loan Documents shall not suspend, waive or affect any other Event of Default by any Loan Party under this Credit Agreement and any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Loan Party contained in this Credit Agreement or any of the other Loan Documents and no Event of Default by either

Borrower under this Credit Agreement and no defaults by any Loan Party under any of the other Loan Documents shall be deemed to have been suspended or waived by the Agent or any Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of the Agent and directed to such Loan Party specifying such suspension or waiver.

          10.4.  Agency Provisions.   (a)  Appointment.  Each of the Lenders
                 -----------------         -----------
hereby appoints Wexford Management LLC as its lawful agent and attorney-in-fact, with full power of substitution, for all purposes under this Credit Agreement, the Note and each of the other Loan Document. This appointment is coupled with an interest, and the Borrowers as well as the Lenders will rely upon the irrevocable nature of such appointment. Each of the Lenders also agrees to each of the provisions of each of the other Loan Documents applicable to the Lenders and governing the relative rights and obligations among the Lenders or between the Lenders and the Agent, as if each Lender was a signatory to such Loan Document.

                 (b)  Acceptance of Appointment.  The Agent hereby accepts such
                      -------------------------
appointment, and agrees to exercise the powers granted hereunder and pursuant to the Loan Documents with the same degree of care it would use if the entire risks and rewards were for its own account.

                 (c)  Application of Funds.  In the event any monies received
                      --------------------
from the Borrowers directly or pursuant to any Loan Document is in an amount insufficient to pay all sums due to every Lender, the Agent shall first apply the sum received to its own out-of-pocket costs reasonably reimbursable under the terms of the Loan Documents, and shall pay the balance to the Lenders pro rata in accordance with the amounts then due and owing to each of them.

                 (d)  Agent's Liability.  The Agent shall not be liable, except
                      -----------------
for its own gross negligence or willful misconduct, and except with respect to claims based upon such negligence or misconduct, that are successfully asserted against the Agent, the Borrowers and the Lenders shall severally indemnify and hold harmless the Agent, and any Person acting as the successor to the Agent, from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of or in connection with the Agent's good faith acceptance of or performance of its duties and obligations under this Credit Agreement and/or the Loan Documents. The Agent shall be under no duty to institute any suit, or to take any remedial procedures or to enter any appearance or in any way defend any suit in which it may be made a defendant hereunder until it shall be indemnified as provided herein. The Agent may act pursuant to the advice of counsel with respect to any matter relating to this Credit Agreement and/or the Loan Documents, and shall not be liable for any action taken or omitted in accordance with such advice.

                 (e)  Resignation of Agent.  The Agent (or any successor Agent)
                      --------------------
may at any time resign as such by delivering to the Lenders at least fifteen days' written notice of such resignation. Within fifteen days after the giving of such notice, the Agent shall effect a transfer of all funds still held in such Agent's possession to any successor Agent jointly designated by the Lenders in writing, or in the event no such successor has been designated within such fifteen day period, to any court of competent jurisdiction, whereupon the Agent shall be discharged of and from any and all further obligations arising in connection with this Credit Agreement and/or the

Loan Documents. The Agent's sole responsibility following the delivery of a notice of resignation and prior to the delivery of the funds still under the Agent's control to a successor Agent or to a court of competent jurisdiction shall be to safeguard such funds until delivery thereof as aforesaid or pursuant to a joint written disposition instruction by all other parties hereto or a final order of a court of competent jurisdiction.

          10.5.  Remedies. The rights and remedies of the Agent and each
                 --------
Lender under this Credit Agreement shall be cumulative and nonexclusive of any other rights and remedies which the Agent or any Lender may have under any other agreement, including without limitation, the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

          10.6.  WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO
                 --------------------
TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THE LOAN DOCUMENTS.

          10.7.  Severability. Wherever possible, each provision of this Credit
                 ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Credit Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Credit Agreement.

          10.8.  Parties.  This Credit Agreement and the other Loan Documents
                 -------
shall be binding upon, and inure to the benefit of the successor of Borrowers, the Agent and the Lender and the assigns, transferees and endorsees of each Lender.

          10.9.  Conflict of Terms.  Except as otherwise provided in this
                 -----------------
Credit Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Credit Agreement, if any provision contained in this Credit Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Credit Agreement shall govern and control.

          10.10.  Authorized Signature. Until Lender shall be notified by
                  --------------------
Borrowers to the contrary, the signature upon any document or instrument delivered pursuant hereto of an officer of either Borrower listed in Section
10.10 of the Disclosure Letter shall bind Borrowers and be deemed to be the act of such Borrower affixed pursuant to and in accordance with resolutions duly adopted by such Borrower's Board of Directors.

          10.11.  GOVERNING LAW.  ALL MATTERS RELATING TO THE INTERPRETATION,
                  -------------
CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION)

THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          10.12. CONSENT TO JURISDICTION.  EACH BORROWER, EACH OF THEIR
                 -----------------------
SUBSIDIARIES, EACH OF THE LENDERS AND THE AGENT IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF (i) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY AND (ii) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH BORROWER, EACH OF THEIR SUBSIDIARIES, EACH OF THE LENDERS AND THE AGENT FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENTS BY UNITED STATES REGISTERED MAIL TO SUCH PARTY'S RESPECTIVE ADDRESS FOR NOTICES SET FORTH IN
SECTION 10.13 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN NEW YORK WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS SECTION 10.12. EACH BORROWER, EACH OF THEIR SUBSIDIARIES, EACH OF THE LENDERS AND THE AGENT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN (a) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY AND (b) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. BORROWERS ACKNOWLEDGE ON THEIR OWN BEHALF AND ON BEHALF OF EACH OF THE SUBSIDIARIES, THAT IN ANY ACTION OR PROCEEDING TO ENFORCE PAYMENT OF THE OBLIGATIONS OR ANY OTHER RIGHT OF THE AGENT OR THE LENDERS UNDER THIS CREDIT AGREEMENT, THEY WAIVE THE RIGHT TO ASSERT ANY COUNTERCLAIM OF ANY KIND OTHER THAN A COMPULSORY COUNTERCLAIM.

          10.13.  Notices. Except as otherwise provided herein, whenever it is
                  -------
provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Credit Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or telecopied and confirmed by telecopy answerback addressed as follows:

          (a) If to the Lenders or to the Agent, at:

               Wexford Management
               LLC 411 West Putnam Avenue
               Greenwich, Connecticut 06830
               Telephone:    (203) 862-7000
               Attention: Arthur H. Amron
               Facsimile:    (203) 862-7312
               and
               Attention: Jay L. Maymudes
               Facsimile:    (203) 862-7350

               With a copy to:

               Howard, Smith & Levin
               1330 Avenue of the Americas
               New York, New York  10019
               Attention:  Michael B. Hopkins, Esq.
               Telephone:  (212) 841-1000
               Facsimile:  (212) 841-1010

       (b)     If to Borrowers, at:

               Thermatrix Inc.
               308 N. Peters Road, Suite 100
               Knoxville, Tennessee  37922
               Attention:  Edward E. Greene
               Telephone:  (423) 539-9603
               Facsimile:  (423) 670-4091

               With a copy to

               Wilson Sonsini Goodrich & Rosati,
               650 Page Mill Road
               Palo Alto, CA 94304
               Michael J. Danaher, Esq.
               Attention: Andrew Hirsch, Esq.
               Telephone: (650) 493-9300
               Facsimile: (650) 493-6811

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          10.14.  Consent of Agent.  Whenever the consent of the Agent is
                  ----------------
required for the taking of any action by any party under this Credit Agreement or any other Loan Document, the Agent may give or withhold such consent as the Agent determine in its sole and absolution discretion.

          10.15.  Sophisticated Borrowers.  The parties acknowledge that this
                  -----------------------
Agreement was initially prepared by the Agent and the Lenders and that all parties have read and negotiated the language used in this Agreement. The parties agree that, because all of them participated in the negotiating and drafting of this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement. The parties acknowledge and agree that both parties were represented and had the advice of independent counsel prior to reaching agreement on any of the terms of this Agreement.

          10.16.  WAIVERS BY BORROWERS.  EACH BORROWER WAIVES (i) TO THE
                  --------------------
FULLEST EXTENT PROVIDED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY (WHICH LENDERS HEREBY ALSO WAIVE) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY THE AGENT OR ANY LENDER ON WHICH ANY BORROWER OR ANY SUBSIDIARY MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER THE AGENT OR ANY LENDER MAY DO IN THIS REGARD;
(iii) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE AGENT TO EXERCISE ANY OF LENDERS' REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF, EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDERS' ENTERING INTO THIS AGREEMENT AND THAT LENDERS ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH BORROWERS. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS

AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          10.17.  Survival. The representations and warranties of Borrowers in
                  --------
this Credit Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto.

          10.18.  Section Titles. The Section titles and Table of Contents
                  --------------
contained in this Credit Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          10.19.  Counterparts. This Credit Agreement may be executed in any
                  ------------
number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

          In Witness Whereof, this Credit Agreement has been duly executed as of the date first written above.


                              Wahlco Environmental Systems, Inc.


                              By: /s/ Daniel S. Tedone
                                 --------------------------------
                                  Name:  Daniel S. Tedone
                                  Title: Executive Vice President and Chief
                                         Financial Officer


                              Thermatrix Inc.


                              By:  /s/ Daniel S. Tedone
                                  --------------------------------
                                  Name:  Daniel S. Tedone
                                  Title: Executive Vice President and Chief
                                         Financial Officer


                              Wexford Capital Partners II, L.P.

                              By: Wexford Capital II, L.P., As General Partner

                              By: Wexford Capital Corp., As General Partner


                              By: /s/ Arthur Amron
                                  --------------------------------
                                  Name:  Arthur Amron
                                  Title: Vice President



                              Wexford Overseas Partners I, L.P.

                              By: Wexford Capital Overseas II, L.P., As
                                  General Partner

                              By: Wexford Capital Limited, As General Partner


                              By: /s/ Arthur Amron
                                  --------------------------------
                                  Name:  Arthur Amron
                                  Title: Vice President

                              Wexford Special Situations 1996, L.P.

                              By: Wexford Advisors LLC, As General Partner


                              By: /s/ Arthur Amron
                                  --------------------------------
                                  Name:  Arthur Amron
                                  Title: Vice President


                              Wexford Special Situations 1996,
                              Institutional, L.P.

                              By: Wexford Advisors LLC, As General Partner


                              By: /s/ Arthur Amron
                                  --------------------------------
                                  Name:  Arthur Amron
                                  Title: Vice President


                              Wexford Special Situations 1996 Limited

                              By: Wexford Advisors LLC, As Investment  Manager

                              By: /s/ Arthur Amron
                                  --------------------------------
                                  Name:  Arthur Amron
                                  Title: Vice President



                              Wexford-Euris Special Situations 1996, L.P.

                              By: Wexford Euris Advisors LLC, As General
                                  Partner


                              By: /s/ Arthur Amron
                                  --------------------------------
                                  Name:  Arthur Amron
                                  Title: Vice President

                              Wexford Management LLC, As Agent


                              By: /s/ Arthur Amron
                                  --------------------------------
                                  Name:  Arthur Amron
                                  Title: Senior Vice President and General
                                         Counsel